UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2004

FIDELITY CAPITAL CONCEPTS LIMITED

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-50489

(Commission File Number)

98-0222930

(I.R.S. Employer Identification Number)

Suite 1000, 409 Granville Street

Vancouver, British Columbia   V6C 1T2  Canada

(Address of principal executive offices, including zip code)

(604)681-9588

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant's Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

Fidelity Capital Concepts Limited (the "Registrant") has entered into a share exchange agreement with the shareholders of ID Confirm Inc. of Denver, Colorado ("IDC") to acquire 100% of the issued voting shares of IDC in exchange for 26,000,000 common voting shares of the Registrant.  The share consideration to be paid by the Registrant to the IDC shareholders will represent 37.2% of the issued voting equity of the Registrant on a fully diluted basis following closing.  The Registrant's acquisition of IDC is an arm's length transaction.  IDC is in the business of developing and implementing the commercialization of a mobile personal biometric device for use in personal security applications.  The principal applications which will be pursued are identity theft, homeland security and credit card fraud.

Biometrics are automated methods of identifying a person or verifying the identity of a person based on a physiological or behavioral characteristic.  Biometric technologies are becoming the foundation of an extensive array of highly secure identification and personal verification solutions.  Essentially, all current biometric technologies work on the same principal.  Each user is enrolled by the biometrics system and a copy of the enrollment data is stored in a secured database.  When users present themselves for authentication, a new scan/sample is taken and compared with the one stored in the secured database.  If the new sample matches, verification is confirmed.  To date, IDC and its management have developed intellectual property and technology with respect to mobile personal biometrics.  IDC is a start up company and will require debt or equity financing to continue the development of its intellectual property and technology and to continue as a going concern.

Section 3 – Securities and Trading Markets

Item 3.01 – Unregistered Sales of Equity Securities

As a result of the Registrant's acquisition of IDC as described in Item 1.01 of this Form 8K, the former shareholders of IDC will be issued a total of 26,000,000 voting common shares of the Registrant.  In consideration for the exchange of all IDC shares held by them, the 26,000,000 common shares will be issued to 13 individuals in reliance upon the exemptions from registration provided by Rule 506 of Regulation D, promulgated under the Securities Act of 1933, as amended.

Section 5 - Corporate Governance and Management

Item 5.01 - Changes in Control of Registrant

As a result of the Registrant's acquisition of IDC as described in Item 1.01 of this Form 8K, the former shareholders of IDC will be issued a total of 26,000,000 voting common shares of the Registrant.  On a fully diluted basis, this share issuance constitutes 37.2% of the Registrant's issued and outstanding common shares.  None of the shareholders of IDC are currently shareholders of the Registrant.  Under certain circumstances, the shares issued by the Registrant to the former shareholders of IDC could constitute a controlling voting block on matters which may be put before the Registrant's shareholders.

Item 5.02 - Departure of Directors or Principal Officers;

Election of Directors; Appointment of Principal Officers

Pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder, effective November 29, 2004, Keith Ebert and Gerald Tuskey will resign from our board of directors, after having appointed Ronald Nelson Baird and Robert A. Morrison IV to the board.  In addition to being appointed as a directors, Mr. Baird has been appointed as our President and C.E.O. and Mr. Morrison has been appointed as our Secretary and C.F.O. to fill the vacancies created by the resignation of Mr. Ebert and Mr. Tuskey from those positions.

From April 2003 to present, Mr. Baird has been the Managing Member of id-Confirm, llc. and a Member of the Board of Directors of Pagosa Energy and Zynex Medical, Inc.  From March 1999 to April 2003, Mr. Baird was employed with Colorado Venture Centers, Inc., a non-profit business incubator.  He began as Client Services Director, and was promoted to Chief Operating Officer in August 2000.  He was then appointed Executive Director by the Board of Trustees in December 2000.  From October 1991 to March 1999, Mr. Baird was the President, COO and Director of Western EnviroFuels, Inc.

For the past 15 years, Mr. Morrison has been the owner of RAM Enterprises, Inc., a computer networking consulting company that designs, builds and maintains computer networks for various enterprises.

Section 8 - Other Events

Item 8.01 - Other Events

The Registrant proposes to change its name from "Fidelity Capital Concepts Limited" to "ID Confirm Inc."  Shareholder approval by consent has been obtained for the change of the Registrant's name.

On Friday, October 8, 2004, the Registrant effected a forward split of its then issued 5,400,000 common shares on a one for eight basis.  This forward split resulted in the Registrant having 43,200,000 common shares issued and outstanding as of October 8, 2004.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

Financial statements for ID Confirm Inc. will be filed by amendment to this Form 8-K within 71 calendar days of the date of this Form 8-K.

Exhibits

10

Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY CAPITAL CONCEPTS LIMITED

Per:

/s/Gerald R. Tuskey

Gerald R. Tuskey,

Director